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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 Amendment #1

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 14, 2006
CAPITAL MINERAL INVESTORS, INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	333-105556 (Commission File Number)	25-1901892 (IRS Employer Identification No.)
9217 Pavilion Place, Mission, BC, Canada		V2V 6X6
Registrant's telephone number, including area code: (604) 826-5520
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Effective on March 8, 2006, Dale Matheson Carr-Hilton Labonte, Chartered Accountants, has been retained to provide Auditors' Reports on the annual financial statements of the Company for the fiscal year end 2005, and to conduct review engagements on the Company's non-annual quarterly financial statements on an ongoing basis thereafter. The change of accountant was approved by majority consent of the board of directors. We have contacted our former accountant, Moen and Company, Chartered Accountants, for dismissal of its services and there are no disagreements between us and the former accountant, Moen and Company, whether resolved or not resolved, on any matter of accounting principles or practices, financial statements disclosures or auditing scope or procedure, which would cause them to make reference to the subject matter of a disagreement in connection with their report from our inception to March 8, 2006. The former accountant's report on our financial statements does not contain any adverse opinions or disclaimers of opinions and is not qualified or modified as to uncertainty, auditing scope or accounting principles

Prior to engaging the new accountant, we did not consult with it regarding any accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

We have provided Moen and Company with a copy of the disclosure provided within this caption of this report and they have advised the Commission as to whether it agrees or disagrees with the disclosure made therein.

A copy of their response is attached hereto and incorporated herein by this reference. See item 9.01.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
3(i)*	Articles of Incorporation
3(ii)*	Bylaws
16	Letter from Moen and Company

* Filed as an Exhibit to the Company's Registration Statement on Form SB-2 dated May 23, 2003 and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2006

(Signature)	Capital Mineral Investors, Inc. By: "/s/ Jerry Dibble" Jerry Dibble President and Director